EXHIBIT 99.1
NEWS RELEASE — for immediate release
Alexza Reports 2007 Year-End Financial Results
and Updates Clinical Pipeline Status
Mountain View, California — March 17, 2008 - Alexza Pharmaceuticals, Inc. (Nasdaq: ALXA) reported today financial results for its fourth quarter and year ended December 31, 2007, and provided an update on the Company’s progress with its six clinical-stage development programs.
“During 2007 and the first quarter of 2008, we moved all of our clinical programs forward. This year is an important transitional year for Alexza, as we initiate the Phase 3 clinical trials of our lead program, AZ-004 (Staccato® loxapine),” said Thomas B. King, Alexza President and CEO. “In addition, we are beginning the initial AZ-004 commercial planning for manufacturing, regulatory submissions, and potential sales and marketing. It is also important to note that we have five additional product candidates in various stages of clinical development in four different therapeutic areas. With our own programs, and with our partnerships with Endo Pharmaceuticals and Symphony Allegro, we look forward to solid progress in these development programs during 2008.”
Product Candidate Development and Corporate Goals Update
• AZ-004 (Staccato loxapine) is initially being developed for the treatment of acute agitation in patients with schizophrenia or bipolar disorder. In February 2008, the Company initiated a Phase 3 clinical trial that is designed to enroll approximately 300 schizophrenic patients with acute agitation at 25 U.S. clinical centers. The trial is an in-clinic, multi-center, randomized, double-blind, placebo-controlled study and will test AZ-004 at two dose levels (5 and 10 mg). Patients may receive up to 3 doses of study drug in a 24-hour period, depending on their clinical status. The primary endpoint for the study is the reduction in agitation as measured by the change from baseline in the PEC Score, measured at 2 hours after the first dose. The PEC Score is a commonly used endpoint in acute agitation studies and is the abbreviation for PANSS (Positive and Negative Symptom Scale) Excited Component Score. Various assessments of a patient’s agitation state will be conducted at serial time points using standard agitation scales over the first 4-hour post-dose time period, with follow-up assessments at the end of the 24-hour study period. Side effects will be recorded throughout the 24-hour period. A second Phase 3 clinical trial is projected to begin in Q3 2008. The design of the second study will be similar to the first trial, except that the patient population will be patients with bipolar disease. AZ-004 is being developed through Symphony Allegro, a product development partnership formed between Alexza and Symphony Capital, LLC in 2006.

• AZ-001 (Staccato prochlorperazine) is being developed for the acute treatment of migraine headaches. Alexza reported positive results from a 400 patient Phase 2b clinical trial for this product candidate in 2007. In December 2007, Alexza completed enrollment of a thorough QT clinical trial, in which two doses of AZ-001 (5 and 10 mg) were compared to active control (moxyfloxacin) and to placebo. With more than 40 subjects per treatment arm, the Company found that the active control produced a positive QT/QTc signal that verified the sensitivity of the clinical study trial design. Based on a preliminary analysis of the data from this study, neither of the two AZ-001 doses produced a QT/QTc prolongation that Alexza believes would be suggestive of an increased risk of cardiac arrhythmia. Alexza has also initiated a 28-day inhalation toxicology study in animals and expects to complete this study in Q2 2008. Alexza intends to request an End of Phase 2 meeting for AZ-001 with the U.S Food and Drug Administration during Q2 2008.
• AZ-104 (Staccato loxapine) is being developed for the acute treatment of migraine headaches. AZ-104 is a lower dose version of AZ-004. In March 2008, the Company announced initial results of an in-clinic, multi-center, randomized, double-blind, single administration, placebo-controlled Phase 2a proof-of-concept clinical trial in 168 migraine patients with or without aura. Three doses of AZ-104 (1.25, 2.5 and 5 mg) were evaluated against placebo in the clinical trial. Using the IHS (International Headache Society) 4-point rating scale, the primary efficacy endpoint was pain-relief response at 2 hours post-administration. AZ-104 met the primary efficacy endpoint of the clinical trial for two dose levels of the drug compared to placebo. Statistically significant improvements in pain response were observed in 76.7% of patients at the 5 mg dose (p = 0.02), 79.1% of patients at the 2.5 mg dose (p = 0.01) and 67.4% of patients at the 1.25 mg dose (p = 0.18), compared to 51.3% of patients receiving placebo. Using survival analysis for pain relief response, all three dose groups were statistically superior (p < 0.05) to placebo during the 4-hour post-treatment time period that the patients remained in the clinic. AZ-004 is being developed through Symphony Allegro.
• AZ-002 (Staccato alprazolam) is being developed for the acute treatment of panic attacks associated with panic disorder. Alexza is conducting a Phase 2a proof-of-concept clinical trial in panic disorder patients. The primary aim of the in-clinic trial is to assess the safety and efficacy of a single dose of AZ-002 in treating a pharmacologically-induced panic attack. Alexza has completed the open-label, lead-in segment of the study, identifying the 1 mg AZ-002 dose as an acceptable dose in terms of safety and efficacy. Alexza expects the enrollment of this clinical trial to be completed in Q2 2008. AZ-002 is also being developed through Symphony Allegro.
• AZ-003 (Staccato fentanyl) is being developed for the treatment of breakthrough pain in cancer and non-cancer patients. In December 2007, Alexza entered into an agreement with Endo Pharmaceuticals to jointly develop AZ-003. Endo is responsible for regulatory, pre-clinical and clinical development, and for commercializing the product in North America. Alexza is responsible for the development of the Staccato Electric Multiple Dose device and has the exclusive right to manufacture the product for clinical development and commercial supply.

• AZ-007 (Staccato zaleplon) is being developed for the treatment of insomnia in patients who have difficulty falling asleep, including patients who awake in the middle of the night and have difficulty falling back asleep. Alexza filed an Investigational New Drug application in December 2007. In March 2008, the Company completed enrollment in a Phase 1 clinical trial that enrolled 40 healthy volunteers at a single site. The purpose of this trial was to assess the safety, tolerability and pharmacokinetic parameters of a single dose of AZ-007. Using a double-blind, randomized trial design, four doses of AZ-007 (ranging from 0.5 to 4 mg) were compared to placebo. The Company expects to report initial results of this trial in the Q2 2008.
Financial Results — Three and Twelve Months Ended December 31, 2007 and 2006
The net loss for the years ended December 31, 2007 and 2006, as reported in accordance with accounting principles generally accepted in the United States (GAAP), was $45.1 million and $41.8 million, respectively. GAAP R&D expenses were $13.7 million in the fourth quarter of 2007 and $45.6 million for the year ended December 31, 2007, as compared to $10.5 million and $36.5 million in the comparable periods in 2006. GAAP operating expenses were $17.4 million in the fourth quarter of 2007 and $60.5 million for the year ended December 31, 2007, as compared to $13.9 million and $46.5 million for the comparable periods in 2006. The increases resulted from spending on preclinical and clinical development of the Company’s product candidates, internal research efforts, manufacturing development efforts, personnel related costs to support these efforts and costs related to infrastructure to support operating as a public company for the full period as well as increased share-based compensation costs.
Alexza ended the year with consolidated cash, cash equivalents and marketable securities of $108.8 million, including $39.4 million of marketable securities held by Symphony Allegro.
On January 1, 2006, Alexza adopted FAS 123R and reports employee share-based compensation expense based on the fair value of the award. Share-based compensation was $1,378,000 in the fourth quarter of 2007 and $3,416,000 in the year ended December 31, 2007 as compared to $810,000 and $2,217,000 in the comparable periods in 2006.
Alexza’s Consolidated Statements of Operations include the operations of Symphony Allegro, Inc. “Loss attributed to noncontrolling interest in Symphony Allegro, Inc.” reduced net loss for the fourth quarter of 2007 by $3.1 million and by $10.8 million for the year ended December 31, 2007. The transaction with Symphony Allegro was completed in December 2006 and reduced net loss by $1.7 million in both the fourth quarter and year ended December 31, 2006.
Excluding non-cash share-based compensation expense, non-GAAP net loss was $11.8 million for the fourth quarter of 2007 and $41.7 million for the year ended December 31, 2007 as compared to $10.8 million and $39.6 million in the comparable periods in 2006.

Note: Alexza’s non-GAAP net loss excludes non-cash share-based compensation expense. The differences in non-GAAP and GAAP numbers are reconciled in the tables below (in thousands):

	Three Months Ended
	December 31,
	2007	2006
GAAP net loss	$(13,173)	$(11,607)
Share-based compensation expense	1,378	810

Non-GAAP net loss	$(11,795)	$(10,797)

	Year Ended
	December 31,
	2007	2006
GAAP net loss	$(45,119)	$(41,806)
Share-based compensation expense	3,416	2,217

Non-GAAP net loss	$(41,703)	$(39,589)

Conference Call Information
Alexza will host an investor conference call to discuss the financial results and other clinical development updates at 5:00 p.m. Eastern Time today. A replay of the call will be available for two weeks following the event. The conference call, replay and webcast are open to all interested parties.
To access the conference call via the Internet, go to www.alexza.com, under the “Investor Relations” link. Please join the call at least 15 minutes prior to the start of the call to ensure time for any software downloads that may be required. Interested parties may also pre-register to avoid pre-call delays at https://www.theconferencingservice.com/prereg/key.process?key=P7HYV9G64.
To access the live conference call via phone, dial 1-888-713-4211. International callers may access the live call by dialing 1-617-213-4864. The reference number to enter the call is 10982340.
The replay of the conference call may be accessed via the Internet, at www.alexza.com, or via phone at 1-888-286-8010 for domestic callers or 1-617-801-6888 for international callers. The reference number to enter the replay of the call is 76946134.

About Alexza Pharmaceuticals, Inc.
Alexza is an emerging specialty pharmaceutical company focused on the development and commercialization of novel, proprietary products for the treatment of acute and intermittent conditions. The Company’s technology, the Staccato system, vaporizes unformulated drug to form a condensation aerosol that allows rapid systemic drug delivery through deep lung inhalation. The drug is quickly absorbed through the lungs into the bloodstream, providing speed of therapeutic onset that is comparable to intravenous administration, but with greater ease, patient comfort and convenience.
Alexza has six product candidates in clinical development. Alexza’s lead program, AZ-004 (Staccato loxapine) for the treatment of acute agitation in schizophrenic or bipolar disorder patients, is in Phase 3 testing. AZ-001 (Staccato prochlorperazine) for the acute treatment of migraine headaches has completed Phase 2 testing. AZ-104 (Staccato loxapine) for the acute treatment of migraine headaches and AZ-002 (Staccato alprazolam) for the acute treatment of panic attacks associated with panic disorder are in Phase 2 testing. Product candidates in Phase 1 testing include AZ-003 (Staccato fentanyl) for the treatment of breakthrough pain, which is partnered with Endo Pharmaceuticals in North America, and AZ-007 (Staccato zaleplon) for the treatment of insomnia. More information, including this and past press releases from Alexza is available online at www.alexza.com.
Safe Harbor Statement
Alexza’s policy is to only provide guidance on product candidates and corporate goals for the future one to two fiscal quarters, and to provide, update or reconfirm its guidance only by issuing a press release or filing updated guidance with the SEC in a publicly accessible document. Clinical program guidance is as of March 17, 2008 and financial guidance relating to the Company’s current cash, cash equivalents and investments is as of December 31, 2007.
This press release includes forward-looking statements regarding the development of the Company’s product candidates, projected clinical trial enrollment and data reporting timelines, and safety of the Company’s products and technologies. Any statement describing a product candidate or Alexza’s goals, expectations, intentions or beliefs is a forward-looking statement, as defined in the Private Securities Litigation Reform Act of 1995, and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of developing and commercializing drugs that are intended to be safe and effective for use as therapeutics. Alexza’s forward-looking statements also involve assumptions that, if they do not materialize or prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These statements are based only on facts and factors known by Alexza as of the date hereof. As a result, investors are cautioned not to rely on these forward-looking statements. These and other risks concerning Alexza’s business are described in additional detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and the Company’s other Periodic and Current Reports filed with the Securities and Exchange Commission, including the risks under the headings “We have a history of net losses. We expect to continue to incur substantial and increasing net losses for the foreseeable future, and we may never achieve or maintain profitability.” “We will need substantial additional capital in the future. If additional capital is not available, we will have to delay, reduce or cease operations.” “Failure or delay in commencing or completing clinical trials for our product candidates could harm our business” and “If our product candidates do not meet safety and efficacy endpoints in clinical trials, they will not receive regulatory approval, and we will be unable to market them.” Forward-looking statements contained in this announcement are made as of this date, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures. Alexza management does not suggest that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial measures. The Company believes it is useful for management and investors to review both GAAP information and non-GAAP financial measures to have a better understanding of the overall performance of the Company’s business and trends relating to its financial condition and results of operations.

CONTACT:	Thomas B. King	August J. Moretti
	President & CEO	Senior Vice President and CFO
	650.944.7634	650.944.7788
	tking@alexza.com	amoretti@alexza.com

Alexza Pharmaceuticals, Inc.
(a development stage company)
Condensed Consolidated Statements of Operations
(unaudited, in thousands except per share data)

		Three Months Ended
		December 31, 2007
	GAAP [1]	Difference [2]	Non-GAAP [3]

Revenue	$—	$—	$—

Operating expenses
Research and development	13,698	(811)	12,887
General and administrative	3,720	(567)	3,153

Total operating expenses	17,418	(1,378)	16,040

Loss from operations	(17,418)	1,378	(16,040)

Interest and other income, net	1,411	—	1,411
Interest expense	(266)	—	(266)

Loss before non-controlling interest in Symphony Allegro, Inc.	(16,273)	1,378	(14,895)
Loss attributed to non-controlling interest in Symphony Allegro, Inc.	3,100	—	3,100

Net loss	$(13,173)	$1,378	$(11,795)

Basic and diluted net loss per share	$(0.42)

Shares used to compute basic and diluted net loss per share	31,097

[1]	Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).

[2]	Represents share-based compensation expense.

[3]	Non-GAAP amounts exclude share-based compensation expense.

Alexza Pharmaceuticals, Inc.
(a development stage company)
Condensed Consolidated Statements of Operations
(unaudited, in thousands except per share data)

		Three Months Ended
		December 31, 2006
	GAAP [1]	Difference [2]	Non-GAAP [3]

Revenue	$—	$—	$—

Operating expenses
Research and development	10,514	(522)	9,992
General and administrative	3,339	(288)	3,051

Total operating expenses	13,853	(810)	13,043

Loss from operations	(13,853)	810	(13,043)

Interest and other income, net	658	—	658
Interest expense	(132)	—	(132)

Loss before non-controlling interest in Symphony Allegro, Inc.	(13,327)	810	(12,517)
Loss attributed to non-controlling interest in Symphony Allegro, Inc.	1,720	—	1,720

Net loss	$(11,607)	$810	$(10,797)

Basic and diluted net loss per share	$(0.49)

Shares used to compute basic and diluted net loss per share	23,752

[1]	Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).

[2]	Represents share-based compensation expense.

[3]	Non-GAAP amounts exclude share-based compensation expense.

Alexza Pharmaceuticals, Inc.
(a development stage company)
Condensed Consolidated Statements of Operations
(in thousands except per share data)

		Year Ended
		December 31, 2007
	GAAP [1]	Difference [2]	Non-GAAP [3]

Revenue	$—	$—	$—

Operating expenses
Research and development	45,645	(1,885)	43,760
General and administrative	14,888	(1,531)	13,357

Total operating expenses	60,533	(3,416)	57,117

Loss from operations	(60,533)	3,416	(57,117)

Interest and other income, net	5,626	—	5,626
Interest expense	(1,003)	—	(1,003)

Loss before non-controlling interest in Symphony Allegro, Inc.	(55,910)	3,416	(52,494)
Loss attributed to non-controlling interest in Symphony Allegro, Inc.	10,791	—	10,791

Net loss	$(45,119)	$3,416	$(41,703)

Basic and diluted net loss per share	$(1.58)

Shares used to compute basic and diluted net loss per share	28,605

[1]	Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).

[2]	Represents share-based compensation expense.

[3]	Non-GAAP amounts exclude share-based compensation expense.

Alexza Pharmaceuticals, Inc.
(a development stage company)
Condensed Consolidated Statements of Operations
(in thousands except per share data)

		Year Ended
		December 31, 2006
	GAAP [1]	Difference [2]	Non-GAAP [3]

Revenue	$1,028	$—	$1,028

Operating expenses
Research and development	36,494	(1,770)	34,724
General and administrative	9,969	(447)	9,522

Total operating expenses	46,463	(2,217)	44,246

Loss from operations	(45,435)	2,217	(43,218)

Interest and other income, net	2,687	—	2,687
Interest expense	(778)	—	(778)

Loss before non-controlling interest in Symphony Allegro, Inc.	(43,526)	2,217	(41,309)
Loss attributed to non-controlling interest in Symphony Allegro, Inc.	1,720	—	1,720

Net loss	$(41,806)	$2,217	$(39,589)

Basic and diluted net loss per share	$(2.13)

Shares used to compute basic and diluted net loss per share	19,584

[1]	Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).

[2]	Represents share-based compensation expense.

[3]	Non-GAAP amounts exclude share-based compensation expense.

Alexza Pharmaceuticals, Inc.
(a development stage company)
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2007	2006
	[1]	[1]
Assets
Cash, cash equivalents and marketable securities	69,391	42,623
Investments held by Symphony Allegro, Inc.	39,449	49,956
Other current assets	13,432	1,263
Total current assets	122,272	93,842

Property and equipment, net	26,156	11,136
Other non-current assets	697	788
Total assets	149,125	105,766

Liabilities and stockholders’ equity
Current liabilities	16,180	14,193
Non-current liabilities	33,002	7,056
Non-controlling interest in Symphony Allegro, Inc.	23,952	34,743
Stockholders equity	75,991	49,774
Total liabilities and stockholders’ equity (deficit)	149,125	105,766

[1]	Derived from audited consolidated financial statements at that date.